As filed with the Securities and Exchange Commission on June 12, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	98-0573252
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5820 Nancy Ridge Drive

San Diego, CA 92121

(Address of principal executive offices, including zip code)

OncoSec Medical Incorporated 2011 Stock Incentive Plan

(Full title of the plan)

Punit Dhillon
President and Chief Executive Officer
OncoSec Medical Incorporated
5820 Nancy Ridge Drive

San Diego, CA 92121

(855) 662-6732

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	1,000,000	$1.095	$1,095,000	$126.91

(1)	Represents additional shares of the common stock, par value $0.0001 per share (the “Common Stock”), of OncoSec Medical Incorporated (the “Registrant”) authorized for issuance under the OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended (the ”Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the registrant’s common stock reported on the Nasdaq Capital Market on June 5, 2017.

EXPLANATORY NOTE

This Registration Statement registers (a) an additional 500,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan pursuant to an amendment of the Plan approved by the Board of Directors of the Registrant on October 11, 2016 and approved by the Shareholders of the Registrant on December 6, 2016 and (b) an additional 500,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan, pursuant to the January 3, 2017 automatic increase in authorized shares provided in Section 3(a) of the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-176537, File No. 333-188726, File No. 333-197678, File No. 333-202752 and File No. 333-209948), filed with the Securities and Exchange Commission on August 29, 2011, May 21, 2013, July 28, 2014, March 13, 2015 and March 4, 2016, respectively, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Item 8. Exhibits.

Exhibit Number	Document

4.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended

5.1	Opinion of McDonald Carano LLP

23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 12, 2017.

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Punit Dhillon	President, Chief Executive Officer and Director	June 12, 2017
Punit Dhillon	(Principal Executive Officer)

/s/ Richard Slansky	Chief Financial Officer	June 12, 2017
Richard Slansky	(Principal Financial and Accounting Officer)

/s/ James DeMesa	Director	June 12, 2017
James DeMesa

/s/ Avtar Dhillon	Director	June 12, 2017
Avtar Dhillon

/s/ Anthony Maida	Director	June 12, 2017
Anthony Maida

EXHIBIT INDEX

Exhibit Number	Document

4.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended

5.1	Opinion of McDonald Carano LLP

23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.